Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ipsidy Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Phillip Kumnick, Deputy Chairman of the Board of Directors and Chief Executive Officer and, Stuart Stoller, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Philip Kumnick
Phillip Kumnick, Chief Executive Officer
(Principal Executive Officer)

August 6, 2020	/s/ Stuart Stoller
Stuart Stoller, Chief Financial Officer
(Principal Financial and Accounting Officer)